Exhibit 10.1
AGREEMENT

Agreement (this “Agreement”), made this 1st day of August, 2012, by and among The Original Soupman, Inc., a Delaware corporation (“TOSI”), Soupman, Inc., a Delaware corporation (“Soupman”), International Gourmet Soups Inc., a Delaware corporation (“International”), Kiosk Concepts, Inc., a New York corporation (“Kiosk”), and Penny Fern Hart (“Lender”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Forbearance Agreement dated as of May 20, 2011 (the “Forbearance Agreement”);

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Forbearance Agreement;

WHEREAS, one or more Forbearance Defaults have occurred and are continuing (collectively, the “Existing Forbearance Defaults”);

WHEREAS, the Soupman Entities have requested that Lender agree to waive the Existing Forbearance Defaults and amend the Forbearance Agreement to, among other things, extend the Forbearance Period in order to afford them the opportunity to improve their operations and financial condition; and

WHEREAS, each party will derive material benefits from such waiver and extended forbearance, and Lender is willing to agree to the same as set forth herein subject to full and complete compliance with and fulfillment of the Forbearance Agreement (as amended hereby) and this Agreement by the Soupman Entities.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Intentionally omitted.

2. Intentionally omitted

3. Each of the Soupman Entities represents and warrants that the TOSI Entities Guaranty constitutes the legal, valid and binding obligation of each of the TOSI Entities (which, by virtue of the Joinder, includes Kiosk), jointly and severally, enforceable against each of the TOSI Entities in accordance with its terms.

4. The definition of “Forbearance Termination Date” in Section 3(c)(ii) of the Forbearance Agreement is hereby amended in its entirety so that it shall now read as follows:

“(ii)           ‘Forbearance Termination Date’ means the earliest to occur of (A) the close of business on August 31, 2013, (B) the date which is two (2) Business Days subsequent to the notice to TOSI from Lender that a Forbearance Default has occurred, or (C) a Change in Control of Soupman;”

5. Section 4(a) of the Forbearance Agreement is hereby amended in its entirety so that it shall now read as follows

“(a)       the TOSI Entities shall pay monthly installments of interest only on the Loans, commencing as of the November 1, 2012, and continuing on the first (1st) calendar day of each calendar month thereafter until the end of the Forbearance Period;”

6. Section 4(d) of the Forbearance Agreement is hereby deleted.

7. Lender agrees that each Existing Forbearance Default is waived and, in furtherance thereof, any notice delivered by Lender to TOSI prior to the date hereof stating that a Forbearance Default has occurred is hereby withdrawn and is deemed null and void; provided, however, the foregoing waiver shall not be deemed to be, directly or indirectly,  a release or discharge of or from or waiver of:  (a) any Forbearance Default occurring from or after the date of this Agreement; (b) any obligation of the Soupman Entities under the Loans or the TOSI Entities Guaranty; or (c) any claims, rights and/or defenses of Lender in respect of In re Soup Kitchen International, Inc., Bankruptcy Case No. 1-10-44670 (CEC).  The parties hereto agree that except as set forth in this Agreement, each of the Loan Documents shall continue in full force and effect, without modification, and nothing in this Agreement constitutes a release or discharge of SKII, any of its subsidiaries or any of the guarantors of the Loans (in connection with the Loans, the transfer of assets from SKII to TOSI or any other matter) or constitutes satisfaction, novation and/or modification of the Loans or any of the Loan Documents.

8. In consideration for the agreements of Lender set forth herein, and as an inducement to Lender entering into this Agreement, concurrently herewith:

(a) Soupman is issuing and delivering to Lender 550,000 fully paid, non-assessable shares of Common Stock (the “Additional Shares”) registered in the name of Lender, which Additional Shares are fully vested in Lender and are not subject to any restrictions or encumbrances other than any restrictions that may be imposed by applicable federal and/or state securities laws and the restrictions set forth in Section 11 below; and

(b) Soupman is delivering, or causing to be delivered, to its transfer agent such instructions, opinions and other materials as have been requested or required by its transfer agent in order to remove the restrictive legend from the certificates evidencing the Restricted Shares, and Soupman shall use its best efforts to cause such restrictive legend to be removed, provided Lender has delivered (or causes to be delivered) to Soupman’s counsel a representation letter substantially in the form attached hereto as Exhibit A with respect to the Restricted Shares.

9. Section 5(b)(iii) of the Forbearance Agreement is hereby deleted and, notwithstanding the waiver of the Existing Forbearance Defaults as set forth in this Agreement, Soupman hereby acknowledges and agrees that Lender has full vested title in and to the Restricted Shares.

10. The definition of “Registrable Securities” in the Forbearance Agreement is hereby amended to include the Additional Shares.

11. Lender agrees that so long as no Forbearance Default shall have occurred and be continuing, during the period commencing on the date hereof and ending on the Forbearance Termination Date, Lender shall not, without Soupman’s written consent (which shall not be unreasonably withheld), sell more than 1/13 of the original number of Restricted Shares (the “Maximum Number”) in any calendar month (the “Sales Restriction”); provided, however, if the total number of Restricted Shares sold by Lender in any calendar month is less than the Maximum Number (such differential, the “Unsold Shares”), then the Sales Restriction notwithstanding, Lender shall be entitled to sell (in addition to the Maximum Number each calendar month) the Unsold Shares in substantially equal amounts per calendar month during the then remainder of the Forbearance Period (with the same process being applied with respect to any Unsold Shares which Lender is entitled sell, but does not sell, in any calendar month).  In addition, Lender shall either deposit the Restricted Shares with and sell the Restricted Shares through Legend Securities, or shall give instructions to the broker (if not Legend Securities) through whom Lender deposits and executes the sale of any of the Restricted Shares to deliver duplicate trade confirmations and monthly statements for the duration of Forbearance Period to Soupman and Legend Securities, 45 Broadway, 32nd Floor, New York, New York 10006, Attention Mr. Thomas Scipione.  The Outstanding Balance shall be credited in an amount equal the net proceeds (after commissions) received by Lender from sales of the Restricted Shares in accordance with Section 5(b)(ii) of the Forbearance Agreement.

12. Lender agrees that she will not sell, assign, transfer or encumber any of the Additional Shares during the Forbearance Period without Soupman’s written consent, and that the Additional Shares shall bear a restrictive legend evidencing this covenant not to sell during the Forbearance Period (the “Legend”).  Subject to the foregoing, at the request of Lender on or after the six month anniversary of the date of this Agreement, Soupman shall deliver, or cause to be delivered, to its transfer agent such instructions, opinions and other materials as are requested or required by its transfer agent in order to remove the Securities Act restrictive legend from the certificates evidencing the Additional Shares, and shall otherwise use its best efforts to cause such restrictive legend to be removed, provided that Lender delivers to Soupman’s counsel a representation letter, substantially in the form attached hereto as Exhibit A, with respect to the Additional Shares.  On the last day of the Forbearance Period, Soupman shall deliver, or cause to be delivered, to its transfer agent such instructions, opinions and other materials as are requested or required by its transfer agent in order to remove the Legend from the certificates evidencing the Additional Shares, and shall otherwise use its best efforts to cause the Legend to be removed effective as of the last day of the Forbearance Period.

13. Each of the Soupman Entities, jointly and severally, represents and warrants to Lender as follows:

(a) Each of this Agreement and the other documents and instruments contemplated hereby, and the performance of the transactions contemplated hereby and thereby, are within the entity powers of the respective Soupman Entities, and have been duly authorized by all necessary entity action by the respective Soupman Entities.

(b) Each of this Agreement and the other documents and instruments contemplated hereby to which a Soupman Entity is a party constitutes the legal, valid and binding obligations of such Soupman Entity, enforceable against such Soupman Entity in accordance with its terms.

(c) The execution, delivery and performance by each of the Soupman Entities of this Agreement and the other documents and instruments contemplated hereby do not constitute a breach of, or an event of default under any agreement, contract, instrument, document or other arrangement to which any of the Soupman Entities is a party or by which any of the Soupman Entities or any of their respective assets is bound.

(d) Except for the Forbearance Agreement, none of the Soupman Entities is a party to any registration rights agreements or preemptive rights agreements with any stockholder, and to the knowledge of the Soupman Entities, there are no stockholders agreements, voting agreements, or other investor rights agreements with or among any stockholders of Soupman.  Except as disclosed in its filings with the Securities and Exchange Commission prior to the date hereof, there are no outstanding options, warrants, conditional purchase agreements or other arrangements entitling any person to acquire Common Stock or other voting securities of Soupman or securities convertible into or exchangeable for Common Stock or voting stock of Soupman.

(e) None of the TOSI Entities has outstanding any material indebtedness, fixed or contingent, other than the indebtedness to Lender pursuant to the TOSI Entities Guaranty, except as set forth in its SEC filings;

(f) TOSI does not own a majority of the equity interests in any operating entity other than International and Kiosk.  Soupman does not own a majority of the equity interests in any operating entity other than TOSI.  TOSI does not conduct any business operations other than through TOSI and the other TOSI Entities.

(g) The issuance and delivery of the Additional Shares, and if applicable, the Default Shares, have been duly authorized by all necessary corporate action, and the Additional Shares are legally issued, fully paid and non-assessable, and upon the issuance thereof, the Default Shares will be legally issued, fully paid and non-assessable.

14. Section 8(b) of the Forbearance Agreement is hereby amended in its entirety so that it shall now read as follows:

“(b)           failure of any of the Soupman Entities to perform any of its agreements and covenants set forth in this Agreement, the TOSI Entities Guaranty, the Keepwell Agreement, the Escrow Agreement, the Agreement dated as of August 1, 2012, by and among Lender and the Soupman Entities, or any of the documents or instruments contemplated hereby or thereby (other than as provided in paragraph (a) of this Section 8), and such failure shall continue for seven (7) Business Days after written notice from Lender;”

15. If, at the expiration of the Forbearance Period, the Loans have not been indefeasibly paid in full and all of the obligations of the Soupman Entities hereunder have not been satisfied in full, then Soupman shall deliver, or cause its transfer agent to deliver, to Lender or her designee, as a penalty for non-performance, that number of shares of Common Stock (the “Default  Shares”) equal to 1.5% of the number of shares of the Common Stock then issued and outstanding.  In addition, Soupman hereby grants to Lender the same registration rights with respect to the Default Shares that are applicable to the Registrable Securities under the Forbearance Agreement.  The issuance of the Default Shares shall in no manner limit Lender’s rights or remedies hereunder, under the Forbearance Agreement, the TOSI Entities Guaranty, the Keepwell Agreement, the Loan Documents, or any other agreement or instrument executed in connection with any of the foregoing, or at law or equity, or constitute a release, satisfaction or discharge of or from any obligation of the Soupman Entities under the Loans, the TOSI Entities Guaranty, the Keepwell Agreement or this Agreement.

16. This Agreement shall be binding on, enforceable against and inure to the benefit of the parties and their respective heirs, successors and permitted assigns (whether by merger, consolidation, acquisition or otherwise), and nothing herein is intended to confer any right, remedy or benefit upon any other person.  None of the Soupman Entities may assign its rights or delegate its obligations under this Agreement or any of the agreements, instruments or documents contemplated hereby without the express prior written consent of Lender.

17. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  Failure of any party to enforce any provision of this Agreement or any of the agreements, instruments or documents contemplated hereby shall not be construed as a waiver of its rights under such or any other provision.  No waiver of any provision of this Agreement or any of the agreements, instruments or documents contemplated hereby in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

18. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, when delivered personally, by first class mail or by recognized overnight courier, or when successfully transmitted by facsimile or by email of a .pdf document (with a confirming copy of such communication to be sent as provided in the foregoing clause although such notice to be effective upon the date sent by facsimile or email of a .pdf document), to the party for whom intended, at the address or facsimile number for such party set forth on the signature page of this Agreement, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein.

19. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed on signature pages exchanged by facsimile or .pdf, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably require, but for evidentiary purposes, such facsimile or .pdf signatures shall constitute original signatures hereof; provided, however, the failure to exchange such original signature pages after exchanging any facsimile or scanned .pdf signature pages shall not affect the enforceability of this Agreement.

20. Lender and the Soupman Entities have jointly prepared this Agreement and agreed to the use of the particular language of the provisions of this Agreement.  Any question of doubtful interpretation shall not be resolved by any rule of interpretation providing for interpretation against the party who causes an uncertainty to exist or against the draftsman.

21. This Agreement, including all Exhibits and Schedules attached hereto, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter; provided, however, that the foregoing shall not supersede the Loan Documents, the original guaranties thereof, the Forbearance Agreement (except as modified hereby), the TOSI Entities Guaranties, and the other documents and instruments contemplated by, or executed in connection with, any of the foregoing.

22. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

23. On or before the earlier of November 1, 2012 or the receipt of at least $350,000 of aggregate gross proceeds by any the Soupman Entities from (i) any sale of equity or debt securities (whether in a public or private offering, but excluding proceeds from the exercise of stock options of Soupman which are outstanding on the date hereof), or (ii) any borrowing of funds (other than trade payables), the Soupman Entities shall remit to Lender or her designee(s) $25,000 in the aggregate as reimbursement for Lender’s costs and expenses incurred in connection with the negotiation, drafting and execution and delivery of this Agreement; provided, however, that the foregoing is in addition to and not instead of the obligations to reimburse Lender for Lender’s expenses in enforcing and collecting the Loans.

24. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	THE ORIGINAL SOUPMAN, INC. By: /s/ Arnold Casale Name: Arnold Casale Title: CEO
Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	SOUPMAN, INC. By: /s/ Arnold Casale Name: Arnold Casale Title: CEO
Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	INTERNATIONAL GOURMET SOUPS INC. By: /s/ Robert N. Bertrand Name: Robert N. Bertrand Title: President
Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	KIOSK CONCEPTS, INC. By: /s/ Robert N. Bertrand Name: Robert N. Bertrand Title: President
Address: 200 East End Avenue Apt. 12 EAP New York, NY 10128 Fax: (516) 214-8428	/s/ Penny Fern Hart Penny Fern Hart

SCHEDULES AND EXHIBITS

EXHIBIT A:                                REPRESENTATION LETTER

Exhibit A I

Shareholder Representation Letter to Issue Shares Without a Legend

To VStock Transfer, LLC and Gracin & Marlow, LLP:

I request that a stock certificate representing ____ shares of Common Stock of Soupman, Inc. (the “Company”) be issued to me without any restrictive legend, because I am not an affiliate and have beneficially owned  the shares for over six (6) months and have met all the requirements of Rule 144 (the "Rule").  In that connection, I hereby represent:

1.	The shares are "restricted securities," as that term is used in Rule 144(a)(3), and I acquired the shares in connection with [that certain Forbearance Agreement, dated May 20, 2011], with the Company.

2.
I am not now, and have not been during the preceding three months, an officer, director, or more than 10% shareholder of the Company or in any other way an "affiliate" of the Company (as that term is defined in Rule 144(a)(1)).

3.	I confirm that as of today’s date I will have been the beneficial owner of such securities for a period of at least six months as computed in accordance with paragraph (d) of the Rule.

4.	Intentionally omitted.

5.
VStock Transfer, LLC and Gracin & Marlow, LLP are authorized to rely on the representations herein in connection with the above transfer/legend removal, and I consent to VStock Transfer, LLC and Gracin & Marlow, LLP communicating with the Company in connection with such transfer/legend removal.

6.
I have included a check in the amount of $50.00 payable to the Company to defray the administrative charges of VStock Transfer, LLC in connection with the removal of the restrictive legend and the legal fees of Gracin & Marlow, LLP for its opinion.

7.
The representations of the undersigned contained in this letter are true and correct and may be relied upon by Gracin & Marlow, LLP in issuing a legal opinion that the proposed issuance of the Shares will comply with Rule 144 of the Act and instructing said VStock Transfer, LLC to issue and deliver the Shares to the undersigned or the undersigned’s designee

Very truly yours,

(Signature of Shareholder/Seller's Name)	(Date)

(Print Shareholder/Seller's Name)